UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K
____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2019

__________________________________________

WESTMORELAND RESOURCE PARTNERS, LP
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-34815	77-0695453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9540 South Maroon Circle, Suite 300 Englewood, CO	80112
(Address of Principal Executive Offices)	(Zip Code)

(855) 922-6463
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.    Completion of Acquisition or Disposition of Assets.
As previously disclosed, on October 9, 2018 (the “Petition Date”), Westmoreland Coal Company (“WCC”), certain of its subsidiaries, including Westmoreland Resource Partners, LP (the “Company”) and the Company’s wholly owned subsidiaries (collectively, the “Debtors”), filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”).
On February 11, 2019, the Company and certain of its wholly owned subsidiaries (together with the Company, the “Sellers”) completed the disposition of all of the assets primarily related to the Sellers’ mining complexes consisting of the mines commonly referred to as Cadiz, Tuscarawas, Belmont, New Lexington, Noble, Plainfield, Muhlenberg and Tusky, which the Company commonly refers to in the aggregate as “Oxford” and certain other assets primarily related to the Oxford mining complexes (such mining complexes and assets collectively, the “Oxford Assets”) pursuant to sections 105, 363 and 365 of the Bankruptcy Code in accordance with the terms of the Asset Purchase Agreement (the “Asset Purchase Agreement”) by and between the Sellers and CCU Coal and Construction, LLC (“CCU”). In consideration for the sale of the Oxford assets, among other things, CCU assumed certain liabilities of Sellers, including all liabilities of Sellers arising out of or relating to the Sellers’ mine reclamation and other post-mining liabilities relating to the Oxford Assets. The sale of the Oxford Assets pursuant to the Asset Purchase Agreement had previously been approved by the Bankruptcy Court on February 5, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND RESOURCE PARTNERS, LP

Date: February 15, 2019	By:	/s/ Jennifer S. Grafton
Jennifer S. Grafton Chief Legal Officer